EXHIBIT 10.106

NAVISTAR INTERNATIONAL CORPORATION

CASH SETTLED RESTRICTED STOCK UNIT

AWARD NOTICE AND AGREEMENT

2004 PERFORMANCE INCENTIVE PLAN

GRANTEE:

ADDRESS:

NUMBER OF CASH SETTLED RESTRICTED STOCK UNITS:

DATE OF GRANT:

Navistar International Corporation, a Delaware corporation (the “Corporation”), is pleased to confirm that you (the “Grantee”) have been granted a Cash Settled Restricted Stock Unit Award (this “Award”), effective as of the Date of Grant set forth above (the “Grant Date”). This Award is subject to the terms and conditions of this Cash Settled Restricted Stock Unit Award Notice and Agreement (this “Agreement”) and is made under the Corporation’s 2004 Performance Incentive Plan, as may be amended from time to time (the “Plan”), which is incorporated into and made a part of this Agreement. Any capitalized terms used in this Agreement that are otherwise not defined herein shall have the same meaning prescribed under the Plan.

1. Acceptance of Terms and Conditions. By accepting this Award, the Grantee agrees to be bound by the terms and conditions of this Agreement, the Plan, and any and all conditions established by the Corporation in connection with Awards issued under the Plan, and understands that this Award does not confer any legal or equitable right (other than those constituting the Award itself) against the Corporation or any of its subsidiaries (collectively, the “Navistar Companies”), directly or indirectly, or give rise to any cause of action at law or in equity against the Navistar Companies.

2. Grant of Cash Settled Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan, the Prospectus for the Plan (the “Prospectus”), and this Agreement, the Corporation hereby grants this Award to the Grantee as of the Grant Date equal to the above-stated number of Cash Settled Restricted Stock Units (each, an “RSU” and collectively, the “RSUs”), with each such RSU representing the right to receive the cash value of one share of the Corporation’s Common Stock, $0.10 par value per share (“Common Stock”).

3. Vesting of Cash Settled Restricted Stock Units. Subject to the terms and conditions of this Agreement, the Prospectus, and the Plan, the RSUs shall vest as follows:

NUMBER OF RSUs:                     VESTED ON OR AFTER:

NUMBER OF RSUs:                     VESTED ON OR AFTER:

NUMBER OF RSUs:                     VESTED ON OR AFTER:

4. No Dividends or Dividend Equivalents. The Grantee shall not receive dividends or dividend equivalents on the RSUs.

5. Payment of Vested Cash Settled Restricted Stock Units. To the extent, if any, the RSUs are vested pursuant to the terms of this Agreement or the Plan, the RSUs shall be paid in a lump sum cash payment, in aggregate, equal to the Fair Market Value of one share of Navistar’s Common Stock multiplied by the number of such RSUs vesting on the vest date. The lump sum cash payment shall be paid to or in respect of the Grantee on the earliest of the following dates: (a) as soon as practicable after (and in no case more than 30 days after) the vesting date as specified in Section 3 above, or (b) in the event all of the RSUs become vested upon the Grantee’s death pursuant to Section XI(6) of the Plan, the date of the Grantee’s death. On the date the lump sum cash payment of the RSUs is to be so paid to or in respect of the Grantee, subject to Section 6 of this Agreement, the Corporation shall promptly cause to be issued in the Grantee’s name, the appropriate dollar amount in payment of such vested and unrestricted RSUs.

6. Tax Withholding Obligations. The Grantee shall be required to deposit with the Corporation either (i) an amount of cash equal to the amount determined by the Corporation to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state or local statute, ordinance, rule or regulation in connection with the grant or vesting of the RSUs (the “Taxes”) or (ii) a number of RSUs otherwise deliverable in cash hereunder having a fair market value sufficient to satisfy the statutory minimum of all or part of the Grantee’s estimated Taxes. The Corporation shall not deliver any of the lump sum cash payment for the vested RSUs until and unless the Grantee has made the deposit required herein or proper provision for required withholding has been made.

7. Rights as Shareholder. The Grantee shall have no rights as a stockholder of the Company and no voting rights with respect to the RSUs.

8. Transferability. Except to the extent provided in the Plan in the case of the Grantee’s death, the RSUs may neither be made subject to any encumbrance nor transferred by means of sale, assignment, exchange, pledge, or otherwise.

9. Extraordinary Item; Coordination with Local Law. By voluntarily acknowledging and accepting this Award, the Grantee acknowledges and understands that (a) the RSUs are an extraordinary item relating to compensation for future services to the Navistar Companies and are not under any circumstances to be considered compensation for past services; (b) the RSUs are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, service-based awards, pension or retirement benefits or similar payments; and (c) notwithstanding any terms or conditions of the Plan or this Agreement to the contrary, in the event of the Grantee’s involuntary termination of employment with the Navistar Companies, the Grantee’s right to receive future Restricted Stock Units under the Plan and to vest in the RSUs shall terminate as of the date that the Grantee is no longer actively employed and will not be extended by any notice period under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); provided, however, that to the extent the Grantee retains any right to continue to vest in the RSUs pursuant to and in accordance with the Plan and this Agreement following such termination, the right to so vest shall be measured from the date the Grantee terminates active employment with the Navistar Companies and shall not be extended by any notice period under local law.

10. Confidentiality. The Grantee agrees to not disclose the existence or terms of this Agreement to any other employees of the Navistar Companies or third parties with the exception of the Grantee’s accountants, attorneys, or spouse, and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

11. Consent to Transfer Personal Data. By accepting this Award, the Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 11. The Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Grantee’s ability to participate in the Plan. The Corporation holds certain personal information about the Grantee, which may include the Grantee’s name, home address and telephone number, facsimile number, e-mail address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, equity or benefit statements, any shares of stock or directorships in the Corporation, details of all options, RSUs or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Navistar Companies will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and the Corporation may further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States of America. The Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock or cash on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any lump sum cash payment or shares of Common Stock acquired pursuant to the Plan. The Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporate Secretary for the Corporation; however, withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan.

12. Amendment. Except as otherwise specified in this Agreement, this Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is so amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended by the Committee, without the consent of the Grantee, by a writing that specifically states that it is so amending this Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment that eliminates or adversely affects any right or obligation of the Grantee hereunder may be made without the Grantee’s consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the RSUs or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of a mistake of fact or any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the RSUs that are then subject to terms or conditions of this Agreement.

13. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by appropriate authority under the law of any jurisdiction applicable to this Agreement, the same shall not affect, in any respect whatsoever, the validity, legality, or enforceability of any other provision of this Agreement, and this Agreement shall continue, to the fullest extent permitted by law, as if such invalid, illegal, or unenforceable provision were omitted and/or modified by such appropriate authority so as to preserve its validity, legality, or enforceability, unless such omission or modification would substantially impair the rights or benefits under this Agreement of the Grantee or the Corporation.

14. Construction. The RSUs are being issued pursuant to Section XI of the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Grantee and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Corporation or can be requested in writing sent to the Corporate Secretary, Navistar International Corporation, 4201 Winfield Road, Warrenville, Illinois 60555. To the extent that any provisions of this Agreement violates or is inconsistent with any provisions of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

15. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement, the Plan, or the Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive on all persons for all purposes.

16. Successors and Assigns. This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Corporation, its successors and assigns, and the Grantee and his successors and assigns.

17. Entire Understanding. This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.

18. Governing Law. Subject to the terms of the Plan, all matters arising under this Agreement including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of Illinois, without regard to the conflicts of law provisions of that State or any other jurisdiction. The Grantee and the Corporation agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Illinois, and the Grantee agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

*     *     *

The Corporation and the Grantee hereby agree to the terms and conditions of this Agreement and have executed it as of the Grant Date.

NAVISTAR INTERNATIONAL CORPORATION

Daniel C. Ustian
Chairman, President and CEO

Attest:	GRANTEE

Curt A. Kramer
Corporate Secretary

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